EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Teknik Digital Arts Inc. registration statement, on Form SB-2, of our report dated December 16, 2003, accompanying the financial statements of Teknik Digital Arts Inc. for the period from the date of inception, January 29, 2003 through September 30, 2003, which is part of the registration statement, and to the reference to us under the heading “Experts” in such registration statement.

/s/Semple & Cooper, LLP
Certified Public Accountants

August 9, 2004